Exhibit 5.1

July 1, 2025

Curanex Pharmaceuticals Inc
2 Jericho Plaza, Suite 101B

Jericho, NY 11753

Re:	Curanex Pharmaceuticals Inc
Registration Statement on Form S-1 (File No. 333-282686)

Ladies and Gentlemen:

We have acted as counsel for Curanex Pharmaceuticals Inc, a Nevada corporation (the “Company”), in connection with the Registration Statement on Form S-1, initially filed with the Securities and Exchange Commission (the “Commission”) on October 16, 2024, pursuant to the Securities Act of 1933, as amended (the “Act”), (such Registration Statement, as amended or supplemented is hereinafter referred to as the “Registration Statement”), relating to the proposed registration of the public offering and sale of the following shares of the Company’s common stock, $0.0001 par value per share (collectively, the “Shares”):

1. Up to 4,312,500 Shares, including up to 3,750,000 shares of Common Stock to be issued by the Company on a firm commitment underwritten basis, and up to 562,500 shares of Common Stock potentially issuable pursuant to the over-allotment option described in the Registration Statement, to be offered and sold by the Company at an assumed offering price between $4.00 and $6.00 per share (collectively, the “IPO Shares”); and

2. Up to 1,750,000 Shares (the “Selling Stockholders Shares”) to be offered and sold, from time to time, by the selling stockholders identified in the Registration Statement pursuant to the additional prospectus contained in the Registration Statement.

The IPO Shares are to be sold by the Company pursuant to an underwriting agreement (the “Underwriting Agreement”) to be entered into by and between the Company and Pacific Century Securities, LLC. as representative of the underwriters named therein, the form of which has been filed as Exhibit 1.1 to the Registration Statement.

Curanex Pharmaceuticals Inc

July 1, 2025

Page | 2

In rendering the opinion set forth below, we have examined the originals, or photostatic or certified copies, of (i) the Registration Statement and all exhibits thereto; (ii) the Articles of Incorporation and Bylaws of the Company, each as amended to date, (iii) certain resolutions of the Board of Directors of the Company related to the filing of the Registration Statement and authorizing the issuance of the Shares and related matters, (iv) the form of Underwriting Agreement, and (v) such other records, documents and instruments as we deemed relevant and necessary for purposes of the opinion stated herein. In making the foregoing examination we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies, and the authenticity of the originals of such copies. As to all questions of fact material to this opinion, where such facts have not been independently established, we have relied, to the extent we have deemed reasonably appropriate, upon representations or certificates of officers of the Company or governmental officials. We express no opinion herein as to the laws of any state or jurisdiction other than the substantive laws of the State of Nevada and the federal laws of the United States of America. Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

1. The IPO Shares have been duly and validly authorized, and when the Registration Statement has become effective under the Act, the Underwriting Agreement has been duly executed and delivered by the respective parties thereto, and the IPO Shares have been issued, delivered, and paid for in accordance with the Underwriting Agreement, the IPO Shares will be validly issued, fully paid, and non-assessable shares of Common Stock in the Company.

2. The Selling Stockholder Shares are currently validly issued, fully paid, and non-assessable shares of Common Stock in the Company.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We further consent to the reference to our firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, we are not admitting that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission. This opinion is given as of the date hereof and we assume no obligation to update or supplement such opinion after the date hereof to reflect any facts or circumstances that may thereafter come to our attention or any changes that may thereafter occur.

Sincerely,

The Crone Law Group P.C.